Exhibit 10.3

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), entered into as of this _____ day of June, 2007, is by and among China Agritech, Inc., a Delaware corporation (the “Company”), the Investors listed in Exhibit A hereto (“Investors”) and Securities Transfer Corporation (hereinafter referred to as the “Escrow Agent”). All capitalized terms used but not defined herein shall have the meanings assigned them in the Purchase Agreement (as hereinafter defined).

BACKGROUND

The Company and the Investors have entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which each Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, the number of shares of common stock, par value $0.001 per share, of the Company identified therein (the “Shares”). The Company and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Agreement. Roth Capital Partners, LLC has acted as placement agent in connection with the transactions contemplated by the Purchase Agreement. The Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company and Roth hereby appoint the Escrow Agent as escrow agent to act in accordance with the Purchase Agreement and the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. All amounts instructed in the funds flow memorandum attached hereto as Exhibit C to be provided to the Escrow Agent shall be deposited with the Escrow Agent in immediately available funds by federal wire transfer or cashiers check to the account set forth in Exhibit B to this Agreement, such funds being referred to herein as the “Escrow Funds”.

3. Segregation of Escrow Funds. The Escrow Funds shall be segregated from the assets of the Escrow Agent and held in trust for the benefit of the Company and the Investors in accordance herewith.

4. Receipt and Investment of Funds.

(a) The Escrow Agent agrees to place the Escrow Funds in a non-interest bearing and federally insured depository account. At the Company’s direction, the Company may request, and the Escrow Agent shall, upon the completion of appropriate documentation by the Company, move the Escrow Funds to an interest bearing and federally insured depository account (all interest earned on the interest bearing account shall be disbursed with the Escrow Funds in accordance with this Agreement). Subject to Section 7(c) hereof, the Escrow Agent shall have no liability for any loss resulting from the deposit of the Escrow Funds.

(b) The Escrow Agent shall cause to be prepared all income and other tax returns and reports as the Escrow Agent, in its sole discretion, deems necessary or advisable in order to comply with all tax and other laws, rules and regulations applicable to the Escrow Funds.

5. Disbursement of the Escrow Funds.

(a) The Escrow Agent shall continue to hold the Escrow Funds delivered for deposit hereunder by the Investors until the earlier of: (1) receipt of a joint written notice from the Company and Roth, evidencing termination under Section 6.5(a) of the Purchase Agreement, (2) receipt of a written notice from the Company or Roth evidencing termination under Section 6.5(b) of the Purchase Agreement (each of (1) and (2), a “Termination Election”) or (3) receipt of a joint written notice from the Company and Roth that the conditions to closing under the Purchase Agreement have been satisfied and to disburse the Escrow Funds in accordance with Section 5(b) below.

(b) If the Escrow Agent receives a Termination Election prior to its receipt of the notice contemplated under Section 5(a)(3), then the Escrow Agent shall return the Escrow Funds delivered by the Investors as directed by the Investors. If the Escrow Agent receives the notice contemplated under Section 5(a)(3) prior to a Termination Election, then the Escrow Agent shall disburse the Escrow Funds in accordance with the funds flow memorandum attached hereto as Exhibit C.

(c) Following the Closing, if any, the Holdback Escrow Amount (as hereinafter defined) (which shall form a part of the Escrow Funds) shall continue to be held in the escrow account following disbursement of the balance of the Escrow Funds in accordance with Exhibit C to this Escrow Agreement. An amount of $2,000,000.00 shall be released by the Escrow Agent to the Company upon the Escrow Agent’s receipt of joint written notice from the Company and Roth Capital Partners, LLC that the Company has complied with both Section 4.11 and Section 4.15 of the Purchase Agreement (the “Holdback Escrow Amount”). If for any reason, or for no reason whatsoever, the Escrow Agent does not receive the joint written notice relating to the Holdback Escrow Amount prior to the six month anniversary of the Closing Date, then such Holdback Escrow Amount shall remain in the escrow account until such time as the Escrow Agent receives a joint written notice from the Company and Roth Capital Partners, LLC that the Company has complied with both Section 4.11 and Section 4.15 of the Purchase Agreement.

(d) This Escrow Agreement shall terminate and be of no further force or effect on the disbursement of all Escrow Funds.

(e) Each of the Investors represents, as to itself or himself only, that, except as otherwise provided in Section 5(b), (i) any amounts placed into escrow under this Escrow Agreement or in accordance with the Purchase Agreement are not refundable to such Investor, (ii) such Investor does not have any control or discretion over the release of the funds in the escrow account established by this Escrow Agreement, and (iii) such Investor has not been issued, or will not be entitled to, a refund or repayment of any amounts held in escrow under this Escrow Agreement.

6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing the Escrow Agent. If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York, New York, and the portion of the Escrow Funds in dispute shall be deposited with the court and in such event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Escrow Funds.

7. Exculpation, Indemnification and Compensation of Escrow Agent.

(a) The Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrow Funds. The Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(c) The Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. For this purpose, the term “attorneys' fees” includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

(d) Compensation of Escrow Agent. The Company will pay Escrow Agent $3,000 for all services rendered by Escrow Agent hereunder.

8. Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the parties hereto, the Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the parties hereto all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by the Escrow Agent, the parties hereto shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

9. Method of Distribution by Escrow Agent. All disbursements by the Escrow Agent pursuant to this Agreement will be made by wire transfer of immediately available funds in accordance with the funds flow memorandum attached hereto as Exhibit C.

10. Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

11. Matters Relating to Roth. The Company agrees to indemnify Roth to the same extent that they indemnify the Escrow Agent hereunder. Furthermore, Roth shall be entitled to the same exculpatory provisions applicable to the Escrow Agent, as set forth more specifically in Section 7 herein.

12. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Escrow Agent:	Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
Facsimile: (469)-633-0088
Attn.: Kevin B. Halter, Jr.

If to the Company:	China Agritech, Inc.
A# Room 0706-0707, The Spaces International Center
No. 8, Dongdaqiao Road
Chaoyang District, Beijing 100020
People's Republic of China
Facsimile: 86 10 5870 2108
Attention: President

If to an Investor:	To the address set forth under such Investor’s name on Exhibit A hereto;

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

13. Execution in Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

14. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF NEW YORK COUNTY, NEW YORK, USA, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

16. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

17. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:	CHINA AGRITECH, INC.

By: ________________________________
Name: Yu Chang
Title: Chief Executive Officer

Escrow Agent:	SECURITIES TRANSFER CORPORATION

By: _______________________________
Name:
Title:

Investors:

___________________________________

By: ________________________________
Name:
Title:

Address for notice:

___________________________________